Exhibit 99.1

Pursuant to General Instruction number 5(b)(v) to Form 3, the following additional reporting persons are covered by this joint filing:

Name:         Alain Schreiber

Address:      600 Alexander Park
              Suite 204
              Princeton, NJ 08540

Designated Filer:  Jay Moorin

Issuer and Ticker Symbol:  NovaDel Pharma, Inc. (NVD)

Date of Event Requiring Statement:  5/26/05

Signatures:       /S/ PASQUALE DEANGELIS
                  ------------------------
                  Pasquale DeAngelis, as attorney-in-fact for
                  Jay Moorin and Alain Schreiber